UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2016

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1720 North First Street San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                       Regulation FD Disclosure.

On July 21, 2016, the San Francisco Bay Area Regional Water Quality Control Board (the “Water Control Board”) approved the settlement between California Water Service, the Registrant’s California regulated utility subsidiary (the “Company”) and the Water Control Board and  California Department of Fish and Wildlife (“Fish and Wildlife”) to resolve purported complaints from the Water Control Board and Fish and Wildlife alleging the Company discharged approximately 8,207,560 gallons of drinking water into Polhemus Creek that was caused by an undetected crack in a large water main located 10 feet below ground in a remote area. The water was disinfected as required to meet all federal and state water quality standards and make it safe for human consumption.   Drinking water, however, can be harmful to fish and the environment.

As part of the settlement, the Company will replace 2,000 feet of 18-inch cast iron water main with new ductile iron main along Polhemus Road and Polhemus Creek in San Mateo.  The Company will also conduct a streambed restoration project in San Mateo Creek to improve conditions in the creek for native fish.  This work will be performed in coordination with the California Department of Fish and Wildlife.  In addition to investing in these improvement projects, the Company will pay $504,519 to the Water Control Board and $20,000 to Fish and Wildlife.  These amounts were previously included in the Company’s general reserves and will not affect the Company’s financial position, results of operations, or cash flows.

Under the terms of the settlement, the Company will be released from all claims unless it fails to complete the projects.  The agreement contains no admission of wrongdoing.

The information included in the Exhibits to this report is incorporated by reference in response to this Item 7.01.

The information furnished pursuant to Item 7.01 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This report contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”).  The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; changes in environmental compliance and water quality requirements; shortages and the cost of labor; governmental regulation directed at or affecting construction activities; weather related slowdowns; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

Item 9.01                                           Financial Statements and Exhibits

We hereby furnish the following exhibits, which shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, with this report:

Exhibit No.	Description
99.1	Press Release of California Water Service, dated July 22, 2016
99.2	Press Release of San Francisco Bay Regional Water Quality Control Board, dated July 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: July 25, 2016	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer & Treasurer